UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):        September 9, 2019
XCEL BRANDS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)
001-37527    76-0307819
(Commission File Number)    (IRS Employer Identification No.)
1033 Broadway, New York, NY     10018
(Address of Principal Executive Offices)    (Zip Code)
(347) 727-2474
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers’ Arrangements of Certain Officers

On September 9, 2019, Benjamin Malka advised the Board of Directors of Xcel Brands, Inc. (the “Company”) that he has determined that he will not stand for re-election as a director at the Company’s 2019 Annual Stockholders Meeting (the “Meeting”) and that his decision was not based on any disagreement with the Company’s operations, policies or practices. Accordingly, the nomination of Mr. Malka to serve as a director at the Meeting set forth in the Company’s proxy statement for the Meeting will not be voted upon.

.

Item 5.03	Amendments to Articles of Incorporation and Bylaws; Change in Fiscal Year
On September 11, 2019, the Company’s Board of Directors reduced the size of the Board from seven to six members effective as of the date of the Meeting and vested all unvested equity awards previously granted to Mr. Malka

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCEL BRANDS, INC. (Registrant)

By:	/s/ James F. Haran
	Name:	James F. Haran
	Title:	Chief Financial Officer
Date: September 11, 2019

135944.00100/121818160v.4